EXHIBIT 99.1

                        PRESS RELEASE DATED JUNE 1, 2006




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                              Brinx Resources, Ltd.
              820 Piedra Vista Road NE, Albuquerque, NM 87123-1954
               Corporate Office: 505.291.0158 ~ Fax: 505.291.0158

NEWS RELEASE                                                        JUNE 1, 2006

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              BRINX BRINGS IN NEW PARTICIPANT TO OWL CREEK PROJECT

ALBUQUERQUE, NM-- BRINX RESOURCES LTD. (OTC BB:BNXR) (THE "COMPANY" OR "BRINX") reports it has brought a new participant into its Owl Creek Project to help develop and fund the project to its fullest potential.

Brinx has completed the sale of twenty per cent of the Powell #2 well and future drill sites on the Owl Creek Project located in Garvin and McClain Counties, Oklahoma. Brinx Resources retains a 50% working interest in the Project. The agreement calls for a one time cash payment of $300,000 US to Brinx Resources (received) and for each party to be responsible for their portion of the cost to compete the Powell#2 and future drill sites. Brinx retains a 70% working interest owner in its previously drilled Johnson #1 and the Powell #1 wells, including the spacing units where they are located. This sale provides Brinx funds to continue developing its share of the Owl Creek Project with no dilution to the current shareholders.

"We are pleased to bring another capable and well managed partner to the Owl Creek Project, which we feel merits full development and the drilling of ten or more additional wells. Having an additional partner in the program gives us a stronger likelihood of being able to bring this significant asset on-stream more quickly than we otherwise would," said Leroy Halterman, President.

The Powell #2 is an offset well to the producing Powell #1 well. It was drilled to a total depth of 5617 feet and reached TD (Total Depth) on May 18, 2006. The Powell #2 well had two significant hydrocarbon shows. The upper show was over 50 feet thick and was in the upper Viola and appears productive on the logs. The lower hydrocarbon show was in a deeper pay zone that exhibited good porosity, permeability and calculated productive on the open hole logs. Completion of this well is anticipated to start in the next few weeks.

A second development location for the Owl Creek Project is now being evaluated for possible drilling in June. This well would be an offset to the recently drilled Powell #2. Brinx has a 50% working interest in the Owl Creek project of the 1,100 acres leased in the project area.


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ABOUT BRINX RESOURCES

Brinx Resources is an expanding exploration company focused on developing North American oil and natural gas reserves. The Company's current focus is on the continued exploration and development of its land portfolio comprised of working interests in the Three Sand Project in Noble County, Oklahoma (40% interest), the Owl Creek Project in McClain County, Oklahoma (70% interest), and its newest interest in its Mississippi Prospect in Palmetto Point (10% interest). Brinx Resources is seeking to expand its portfolio to include additional interests North America.

Leroy Halterman, President



CONTACT:
     For more information, contact:

     250-Media
     1-888-32-BRINX (27469)
     WWW.BRINXRESOURCES.COM




THE COMPANY HAS NO OFFICIAL GAS OR OIL RESERVES AT THIS TIME AND MAY NOT HAVE SUFFICIENT FUNDING TO THOROUGHLY EXPLORE, DRILL OR DEVELOP ITS PROPERTIES. STATEMENTS WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THE COMPANY MAKES FORWARD-LOOKING PUBLIC STATEMENTS CONCERNING ITS EXPECTED FUTURE OPERATIONS, PERFORMANCE AND OTHER DEVELOPMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY ESTIMATES REFLECTING THE COMPANY'S BEST JUDGMENT BASED UPON CURRENT INFORMATION AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, AND THERE CAN BE NO ASSURANCE THAT OTHER FACTORS WILL NOT AFFECT THE ACCURACY OF SUCH FORWARD-LOOKING STATEMENTS. IT IS IMPOSSIBLE TO IDENTIFY ALL SUCH FACTORS BUT THEY INCLUDE AND ARE NOT LIMITED TO THE EXISTENCE OF UNDERGROUND DEPOSITS OF COMMERCIAL QUANTITIES OF OIL AND GAS; CESSATION OR DELAYS IN EXPLORATION BECAUSE OF MECHANICAL, OPERATING, FINANCIAL OR OTHER PROBLEMS; CAPITAL EXPENDITURES THAT ARE HIGHER THAN ANTICIPATED; OR EXPLORATION OPPORTUNITIES BEING FEWER THAN CURRENTLY ANTICIPATED. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ESTIMATED BY THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, GOVERNMENT REGULATION, MANAGING AND MAINTAINING GROWTH, THE EFFECT OF ADVERSE PUBLICITY, LITIGATION, COMPETITION AND OTHER FACTORS WHICH MAY BE IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC ANNOUNCEMENTS AND FILINGS.